As filed with the Securities and Exchange Commission on June 12, 2003

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   Alteon Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                            (State of Incorporation)

                                   13-3304550
                      (I.R.S. Employer Identification No.)

                               170 Williams Drive
                            Ramsey, New Jersey 07446
                                 (201) 934-5000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                 Kenneth I. Moch
                      President and Chief Executive Officer
                                   Alteon Inc.
                               170 Williams Drive
                            Ramsey, New Jersey 07647
                                 (201) 934-5000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                             Marsha E. Novick, Esq.
                   Smith, Stratton, Wise, Heher & Brennan, LLP
                              600 College Road East
                           Princeton, New Jersey 08540
                                 (609) 924-6000

                            ------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                          Proposed Maximum Aggregate
Title of Shares to be Registered              Offering Price (1)                Amount of Registration Fee
--------------------------------          --------------------------            --------------------------
         Common Stock,
         $.01 par value                          $100,000,000                             $8,090

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 12, 2003

                                   ALTEON INC.

                                  COMMON STOCK
                                  $100,000,000

         This prospectus will allow us to issue our common stock from time to time. This means we will provide a prospectus supplement each time we issue securities; the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document. You should read this document and any prospectus supplement carefully before you invest.

         Our common stock is traded on The American Stock Exchange under the symbol "ALT." On June 10, 2003, the last reported sale price of the common stock was $4.97 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is June 12, 2003

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
The Company...................................................................................................    3

Risk Factors..................................................................................................    4

Forward-Looking Statements....................................................................................   11

Use of Proceeds...............................................................................................   11

Plan of Distribution..........................................................................................   12

Dividend Policy...............................................................................................   12

Legal Matters.................................................................................................   12

Experts.......................................................................................................   12

Where You Can Find More Information...........................................................................   12

Incorporation of Certain Documents by Reference...............................................................   13

                                   ALTEON INC.

         We are a product-based biopharmaceutical company primarily engaged in the discovery and development of oral drugs to reverse or slow down diseases of aging and complications of diabetes. Our product candidates represent novel approaches to some of the largest pharmaceutical markets. Our lead compound is in Phase 2b clinical development; several others are in earlier development stages. These pharmaceutical candidates were developed as a result of our research on the Advanced Glycation End-Products, or A.G.E. pathway, a fundamental pathological process and inevitable consequence of aging that causes or contributes to many medical disorders, including cardiovascular, kidney and eye diseases.

         A.G.E.s are glucose/protein complexes that form as a result of circulating blood glucose reacting with proteins. These A.G.E. complexes subsequently interact and bond (crosslink) with other proteins, resulting in "hardened" (stiffened) arteries, toughened tissues and impaired flexibility and function of many body organs. In healthy individuals, this pathological A.G.E.-formation process occurs slowly as the body ages. In diabetic patients, the rate of A.G.E. accumulation and the extent of protein crosslinking are accelerated because of high glucose levels.

         Our current research and drug development activities targeting the A.G.E. pathway take three directions: the breaking of A.G.E. crosslinks between proteins in order to reverse damage ("A.G.E. Crosslink Breakers"); the prevention or inhibition of A.G.E. formation ("A.G.E.-Formation Inhibitors") and the reduction of the A.G.E. burden through a novel class of anti-hyperglycemic agents, Glucose Lowering Agents ("GLA"). We believe that we were the first company to focus on the development of compounds to treat diseases caused by A.G.E. formation and crosslinking. Since our inception, we have created an extensive library of novel compounds targeting the A.G.E. pathway, and have actively pursued patent protection for these discoveries. We have 99 issued United States patents and over 80 issued foreign patents focused primarily on A.G.E. technology.

         ALT-711 is an A.G.E. Crosslink Breaker and our lead product candidate. ALT-711 offers the possibility of the first therapeutic approach to "breaking" A.G.E. crosslinks, the benefit of which may be to reverse tissue damage caused by aging and diabetes, thereby restoring flexibility and function to blood vessels and organs of the body. We are initially developing ALT-711 for the treatment of cardiovascular diseases, and have completed two Phase 2a safety, efficacy and pharmacology studies. Results from the Phase 2a DIAMOND (Distensibility Improvement And ReMOdeliNg in Diastolic Heart Failure) clinical trial evaluating the activity of ALT-711 in diastolic heart failure ("DHF") patients demonstrated that patients who received ALT-711 for 16 weeks experienced a statistically significant reduction in left ventricular mass, a marked improvement in left ventricular diastolic filling and statistically significant improvements in multiple quality-of-life measurements. In 2001, we conducted a Phase 2a clinical trial, in which 93 patients received ALT-711 or placebo tablets once daily for eight weeks. Study results showed that ALT-711 patients experienced a statistically significant and clinically meaningful reduction in pulse pressure), defined as the difference between systolic and diastolic blood pressures. Results also showed a statistically significant increase in large artery compliance, an indicator of greater vascular flexibility and volume capacity. Additionally, the drug was well tolerated. This Phase 2a data was published as "breakthrough information" in the September 26, 2001 issue of the peer-reviewed journal, Circulation: Journal of the American Heart Association.

         The positive results from the Phase 2a trials suggest that ALT-711 may be a novel therapy for a number of cardiovascular conditions, including systolic hypertension and diastolic heart failure, two diseases that occur as a result of vascular stiffening due to age or diabetes.

         We have initiated two companion Phase 2b clinical trials, the SAPPHIRE (Systolic And Pulse Pressure Hemodynamic Improvement by Restoring Elasticity) trial focused on patients with systolic hypertension and the SILVER (Systolic Hypertension Interaction with Left VEntricular Remodeling) trial in patients with systolic hypertension and left ventricular hypertrophy. Data from these trials is expected to be reported concurrently about mid-year 2003. We are also considering further clinical development of ALT-711 for DHF and other related conditions.

         We continue to explore the use of topical A.G.E. Crosslink Breakers in skin and photo aging, as a result of our recent evaluation of ALT-744's positive activity in this area. We are focusing efforts on bringing forward other crosslink breaker compounds with more attractive formulation characteristics than those of ALT-744 to address the pharmaceutical market for skin and photo aging, and will discontinue research on the ALT-744 prototype.

         We are also actively evaluating product development opportunities from other classes of compounds in our patent estate, including A.G.E.-Formation Inhibitors which target the A.G.E. pathway by inhibiting the formation and crosslinking of A.G.E.s. In addition, we are utilizing our technical expertise in the field of diabetes to develop compounds focused on glucose regulation and control, our GLA compounds. We are evaluating our lead compounds in these classes to determine the optimal strategy for pre-clinical development.

         We were incorporated in Delaware in October 1986 under the name Geritech Inc. Our name was changed to Alteon Inc. in August 1991. We are headquartered at 170 Williams Drive, Ramsey, New Jersey 07446. Our web address is www.alteon.com, and our telephone number is (201) 934-5000.

                                  RISK FACTORS

                         RISKS RELATING TO OUR BUSINESS

IF WE DO NOT OBTAIN SUFFICIENT ADDITIONAL FUNDING TO MEET OUR NEEDS, WE MAY HAVE TO CURTAIL OR DISCONTINUE THE RESEARCH, PRODUCT DEVELOPMENT, PRE-CLINICAL TESTING AND CLINICAL TRIALS OF SOME OR ALL OF OUR PRODUCT CANDIDATES.

         As of March 31, 2003, we had working capital of $17,384,271, including $20,494,478 of cash and cash equivalents and short-term investments. During March 2003, we sold 2,300,000 shares of common stock, raising net proceeds of $7,655,500. Our cash used in operations for the three months ended March 31, 2003 was $4,561,785, and for the year ended December 31, 2002 was $14,931,030.
We anticipate that at our current spending level, our existing available cash and cash equivalents and short-term investments will be adequate to satisfy our working capital requirements for our current operations through the first quarter of 2004. As a result, throughout the next 12 months, we will monitor our liquidity position and status of our clinical trials. Depending upon the results of any attempts made by us to raise additional funds through the sale of additional equity securities, we may be required to significantly reduce or curtail our research and product development activities and other operations if our cash and cash equivalents fall below pre-determined levels. We have the intent and ability to quickly and significantly reduce the cash burn rate, as we have limited fixed commitments. Following completion of the SAPPHIRE and SILVER trials, we will require substantial new funding to pursue development of ALT-711 and continue our operations.

         We will require, over the long-term, substantial new funding to pursue development and commercialization of ALT-711 and our other product candidates and continue our operations. We believe that satisfying these capital requirements over the long-term will require successful commercialization of our product candidates. However, it is uncertain whether or not any products will be approved or will be commercially successful. The amount of our future capital requirements will depend on numerous factors, including the progress of our research and development programs, the conduct of pre-clinical tests and clinical trials, the development of regulatory submissions, the costs associated with protecting patents and other proprietary rights, the development of marketing and sales capabilities and the availability of third-party funding.

         Because of our short-term and long-term capital requirements, we may seek access to the public or private equity markets. This may have the effect of materially diluting the current holders of our outstanding stock. We may also seek additional funding through corporate collaborations and other financing vehicles, potentially including off-balance sheet financing through limited partnerships or corporations. There can be no assurance that such funding will be available at all or on terms acceptable to us. If we obtain funds through arrangements with collaborative partners or others, we may be required to relinquish rights to certain of our technologies or product candidates.

IF WE DO NOT SUCCESSFULLY DEVELOP ANY PRODUCTS, WE MAY NOT DERIVE ANY REVENUES.

         We have not yet requested or received regulatory approval for any product from the United States Food and Drug Administration ("FDA") or any other regulatory body. All of our product candidates are still in research or clinical development. We may not succeed in the development and marketing of any therapeutic or diagnostic product. To achieve profitable operations, we must, alone or with others, successfully identify, develop, introduce and market proprietary products. Such products will require significant additional investment, development and pre-clinical and clinical testing prior to potential regulatory approval and commercialization.

         The development of new pharmaceutical products is highly uncertain and subject to a number of significant risks. Potential products that appear to be promising at early stages of development may not reach the market for a number of reasons. Potential products may be found ineffective or cause harmful side effects during pre-clinical testing or clinical trials, fail to receive necessary regulatory approvals, be difficult to manufacture on a large scale, be uneconomical, fail to achieve market acceptance or be precluded from commercialization by proprietary rights of third parties. We may not be able to undertake additional clinical trials. In addition, our product development efforts may not be successfully completed, we may not obtain regulatory approvals and our products, if introduced, may not be successfully marketed or achieve customer acceptance. We do not expect any of our products, including ALT-711, to be commercially available for a number of years, if at all.

CLINICAL TRIALS REQUIRED FOR OUR PRODUCT CANDIDATES ARE EXPENSIVE AND TIME-CONSUMING, AND THEIR OUTCOME IS UNCERTAIN.

         Before obtaining regulatory approvals for the commercial sale of any of our products under development, we must demonstrate through pre-clinical studies and clinical trials that the product is safe and effective for use in each target indication. The length of time necessary to complete clinical trials varies significantly and may be difficult to predict. Factors which can cause delay or termination of our clinical trials include: (i) slower than expected patient enrollment due to the nature of the protocol, the proximity of patients to clinical sites, the eligibility criteria for the study, competition with clinical trials for other drug candidates or other factors; (ii) lower than expected retention rates of patients in a clinical trial; (iii) inadequately trained or insufficient personnel at the study site to assist in overseeing and monitoring clinical trials; (iv) delays in approvals from a study site's review board; (v) longer treatment time required to demonstrate effectiveness or determine the appropriate product dose; (vi) lack of sufficient supplies of the product candidate; (vii) adverse medical events or side effects in treated patients; (viii) lack of effectiveness of the product candidate being tested and
(ix) regulatory changes.

         Even if we obtain positive results from pre-clinical or clinical trials for a particular product, we may not achieve the same success in future trials of that product. In addition, some or all of the clinical trials we undertake may not demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals, which could prevent the creation of marketable products. Our product development costs will increase if we have delays in testing or approvals, if we need to perform more or larger clinical trials than planned or if our trials are not successful. Delays in our clinical trials may harm our financial results and the commercial prospects for our products.

IF WE ARE UNABLE TO DERIVE REVENUES FROM PRODUCT SALES, WE MAY NEVER BE PROFITABLE.

         All of our revenues to date have been generated from collaborative research agreements and financing activities, or interest income earned on these funds. We have not received any revenues from product sales. We may not realize product revenues on a timely basis, if at all.

         At March 31, 2003, we had an accumulated deficit of $175,504,109. We anticipate that we will incur substantial, potentially greater, losses in the future. Our products under development may not be successfully developed and our products, if successfully developed, may not generate revenues sufficient to enable us to earn a profit. We expect to incur substantial additional operating expenses over the next several years as our research, development and clinical trial activities increase. We do not expect to generate revenues from the sale of products, if any, for a number of years. Our ability to achieve profitability depends, in part, on our ability to enter into agreements for product development, obtain regulatory approval for our products and develop the capacity, or enter into agreements, for the manufacture, marketing and sale of any products. We may not obtain required regulatory approvals, or successfully develop, manufacture, commercialize and market product candidates, and we may never achieve product revenues or profitability.

PRIOR STOCK OPTION REPRICING MAY HAVE AN ADVERSE EFFECT ON OUR FUTURE FINANCIAL PERFORMANCE.

         Based on the performance of our stock, we repriced certain employee stock options on February 2, 1999, in order to bolster employee retention. As a result of this repricing, options to purchase 1.06 million shares of stock were repriced and certain vesting periods related to these options were modified or extended. This repricing may have a material adverse impact on future financial performance based on the Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, An Interpretation of APB Opinion No. 25." This interpretation requires us to record compensation expense or benefit, which is adjusted every quarter, for increases or decreases in the fair value of the repriced options based on changes in our stock price from the value at July 1, 2000, until the repriced options are exercised, forfeited or expire. The options expire at various dates through January 2008.

IF WE ARE UNABLE TO FORM THE COLLABORATIVE RELATIONSHIPS THAT OUR BUSINESS STRATEGY REQUIRES, THEN OUR PROGRAMS WILL SUFFER AND WE MAY NOT BE ABLE TO DEVELOP PRODUCTS.

         Our strategy for developing and deriving revenues from our products depends, in large part, upon entering into arrangements with research collaborators, corporate partners and others. We are seeking to establish these relationships to provide the funding necessary for continuation of our product development, but if such efforts are not successful, our programs may suffer and we may be unable to develop products.

IF WE ARE ABLE TO FORM OUR COLLABORATIVE RELATIONSHIPS, BUT ARE UNABLE TO MAINTAIN THEM, OUR PRODUCT DEVELOPMENT MAY BE DELAYED AND DISPUTES OVER RIGHTS TO TECHNOLOGY MAY RESULT.

         We may form collaborative relationships that will, in some cases, make us dependent upon outside partners to conduct pre-clinical testing and clinical trials and to provide adequate funding for our development programs. Such corporate partners, if any, may have all or a significant portion of the development and regulatory approval responsibilities. Failure of the corporate partners to develop marketable products or to gain the appropriate regulatory approvals on a timely basis, if at all, would have a material adverse effect on our business, financial condition and results of operations.

         In most cases, we will not be able to control the amount and timing of resources that our corporate partners devote to our programs or potential products. If any of our corporate partners breached or terminated its agreement with us or otherwise failed to conduct its collaborative activities in a timely manner, the pre-clinical or clinical development or commercialization of product candidates or research programs could be delayed, and we would be required to devote additional resources to product development and commercialization or terminate certain development programs.

         Disputes may arise in the future with respect to the ownership of rights to any technology we develop with third parties. These and other possible disagreements between us and collaborators could lead to delays in the collaborative research, development or commercialization of product candidates, or could require or result in litigation or arbitration, which would be time-consuming and expensive and would have a material adverse effect on our business, financial condition, results of operations and liquidity.

         Any corporate partners we have may develop, either alone or with others, products that compete with the development and marketing of our products. Competing products, either developed by the corporate partners or to which the corporate partners have rights, may result in their withdrawal of support with respect to all or a portion of our technology, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

IF WE CANNOT SUCCESSFULLY DEVELOP A MARKETING AND SALES FORCE OR MAINTAIN SUITABLE ARRANGEMENTS WITH THIRD PARTIES TO MARKET AND SELL OUR PRODUCTS, OUR ABILITY TO DELIVER PRODUCTS MAY BE IMPAIRED.

         We currently have no experience in marketing or selling pharmaceutical products. In order to achieve commercial success for any approved product, we must either develop a marketing and sales force or, where appropriate or permissible, enter into arrangements with third parties to market and sell our products. We might not be successful in developing marketing and sales capabilities. Further, we may not be able to enter into marketing and sales agreements with others on acceptable terms, and any such arrangements, if entered into, may be terminated. If we develop our own marketing and sales capability, it will compete with other companies that currently have experienced, well funded and larger marketing and sales operations. To the extent that we enter into co-promotion or other sales and marketing arrangements with other companies, revenues will depend on the efforts of others, which may not be successful.

IF WE CANNOT SUCCESSFULLY FORM AND MAINTAIN SUITABLE ARRANGEMENTS WITH THIRD PARTIES FOR THE MANUFACTURING OF THE PRODUCTS WE MAY DEVELOP, OUR ABILITY TO DEVELOP OR DELIVER PRODUCTS MAY BE IMPAIRED.

         We have no experience in manufacturing products for commercial purposes and do not have manufacturing facilities. Consequently, we are dependent on contract manufacturers for the production of products for development and commercial purposes. The manufacture of our products for clinical trials and commercial purposes is subject to current Good Manufacturing Practice ("cGMP") regulations promulgated by the FDA. In the event that we are unable to obtain or retain third-party manufacturing for our products, we will not be able to commercialize such products as planned. We may not be able to enter into agreements for the manufacture of future products with manufacturers whose facilities and procedures comply with cGMP and other regulatory requirements. Our current dependence upon others for the manufacture of our products may adversely affect our profit margin, if any, on the sale of future products and our ability to develop and deliver such products on a timely and competitive basis.

IF WE ARE NOT ABLE TO PROTECT THE PROPRIETARY RIGHTS THAT ARE CRITICAL TO OUR SUCCESS, THE DEVELOPMENT AND ANY POSSIBLE SALES OF OUR PRODUCT CANDIDATES COULD SUFFER AND COMPETITORS COULD FORCE OUR PRODUCTS COMPLETELY OUT OF THE MARKET.

         Our success will depend on our ability to obtain patent protection for our products, preserve our trade secrets, prevent third parties from infringing upon our proprietary rights and operate without infringing upon the proprietary rights of others, both in the United States and abroad.

         The degree of patent protection afforded to pharmaceutical inventions is uncertain and our potential products are subject to this uncertainty. Competitors may develop competitive products outside the protection that may be afforded by the claims of our patents. We are aware that other parties have been issued patents and have filed patent applications in the United States and foreign countries with respect to other agents that have an effect on A.G.E.s. or the formation of A.G.E. crosslinks. In addition, although we have several patent applications pending to protect proprietary technology and potential products, these patents may not be issued, and the claims of any patents, which do issue, may not provide significant protection of our technology or products. In addition, we may not enjoy any patent protection beyond the expiration dates of our currently issued patents.

         We also rely upon unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to maintain, develop and expand our competitive position, which we seek to protect, in part, by confidentiality agreements with our corporate partners, collaborators, employees and consultants. We also have invention or patent assignment agreements with our employees and certain, but not all, corporate partners and consultants. Relevant inventions may be developed by a person not bound by an invention assignment agreement. Binding agreements may be breached, and we may not have adequate remedies for such breach. In addition, our trade secrets may become known to or be independently discovered by competitors.

IF WE FAIL TO OBTAIN REGULATORY APPROVALS FOR OUR PRODUCTS, THE COMMERCIAL USE OF OUR PRODUCTS WILL BE LIMITED.

         Our research, pre-clinical testing and clinical trials of our product candidates are, and the manufacturing and marketing of our products will be, subject to extensive and rigorous regulation by numerous governmental authorities in the United States and in other countries where we intend to test and market our product candidates.

         Prior to marketing, any product we develop must undergo an extensive regulatory approval process. This regulatory process, which includes pre-clinical testing and clinical trials and may include post-marketing surveillance of each compound to establish its safety and efficacy, can take many years and can require the expenditure of substantial resources. Data obtained from pre-clinical and clinical activities is susceptible to varying interpretations that could delay, limit or prevent regulatory approval. In addition, we may encounter delays or rejections based upon changes in FDA policy for drug approval during the period of product development and FDA regulatory review of each submitted new drug application ("NDA"). We may encounter similar delays in foreign countries. We may not obtain regulatory approval for the drugs we develop. Moreover, regulatory approval may entail limitations on the indicated uses of the drug. Further, even if we obtain regulatory approval, a marketed drug and its manufacturer are subject to continuing review and discovery of previously unknown problems with a product or manufacturer which may have adverse effects on our business, financial condition and results of operations, including withdrawal of the product from the market. Violations of regulatory requirements at any stage, including pre-clinical testing, clinical trials, the approval process or post-approval, may result in various adverse consequences, including the FDA's delay in approving, or its refusal to approve a product, withdrawal of an approved product from the market and the imposition of criminal penalties against the manufacturer and NDA holder. None of our products has been approved for commercialization in the United States or elsewhere. We may not be able to obtain FDA approval for any products. Failure to obtain requisite governmental approvals or failure to obtain approvals of the scope requested will delay or preclude our licensees or marketing partners from marketing our products or limit the commercial use of such products and will have a material adverse effect on our business, financial condition, results of operations and liquidity.

IF WE ARE NOT ABLE TO COMPETE SUCCESSFULLY WITH OTHER COMPANIES IN THE DEVELOPMENT AND MARKETING OF CURES AND THERAPIES FOR CARDIOVASCULAR DISEASES, DIABETES AND THE OTHER CONDITIONS FOR WHICH WE SEEK TO DEVELOP PRODUCTS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         We are engaged in pharmaceutical fields characterized by extensive research efforts and rapid technological progress. Many established pharmaceutical and biotechnology companies with resources greater than ours are attempting to develop products that would be competitive with our products. Other companies may succeed in developing products that are safer, more efficacious or less costly than any we may develop and may also be more successful than us in production and marketing. Rapid technological development by others may result in our products becoming obsolete before we recover a significant portion of the research, development or commercialization expenses incurred with respect to those products.

         Certain technologies under development by other pharmaceutical companies could result in better treatments for cardiovascular disease, or diabetes and its related complications. Several large companies have initiated or expanded research, development and licensing efforts to build pharmaceutical franchises focusing on these medical conditions. It is possible that one or more of these initiatives may reduce or eliminate the market for some of our products. In addition, other companies have initiated research in the inhibition or crosslink breaking of A.G.E.s.

IF GOVERNMENTS AND THIRD-PARTY PAYERS CONTINUE THEIR EFFORTS TO CONTAIN OR DECREASE THE COSTS OF HEALTHCARE, WE MAY NOT BE ABLE TO COMMERCIALIZE OUR PRODUCTS SUCCESSFULLY.

         In certain foreign markets, pricing and/or profitability of prescription pharmaceuticals are subject to government control. In the United States, we expect that there will continue to be federal and state initiatives to control and/or reduce pharmaceutical expenditures. In addition, increasing emphasis on managed care in the United States will continue to put pressure on pharmaceutical pricing. Cost control initiatives could decrease the price that we receive for any products we may develop and sell in the future and have a material adverse effect on our business, financial condition and results of operations. Further, to the extent that cost control initiatives have a material adverse effect on our corporate partners, our ability to commercialize our products may be adversely affected.

         Our ability to commercialize pharmaceutical products may depend, in part, on the extent to which reimbursement for the products will be available from government health administration authorities, private health insurers and other third-party payers. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and third-party payers, including Medicare, are increasingly challenging the prices charged for medical products and services. Third-party insurance coverage may not be available to patients for any products developed by us. Government and other third-party payers are attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products and by refusing in some cases to provide coverage for uses of approved products for disease indications for which the FDA has not granted labeling approval. If adequate coverage and reimbursement levels are not provided by government and other third-party payers for our products, the market acceptance of these products would be adversely affected.

IF THE USERS OF THE PRODUCTS WE DEVELOP CLAIM THAT OUR PRODUCTS HAVE HARMED THEM, WE MAY BE SUBJECT TO COSTLY AND DAMAGING PRODUCT LIABILITY LITIGATION, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS.

         The use of any of our potential products in clinical trials and the sale of any approved products, including the testing and commercialization of ALT-711 or other compounds, exposes us to liability claims resulting from the use of products or product candidates. A claim, which was subsequently settled, was made by a participant in one of our clinical trials, and additional claims might be made directly by other such participants, consumers, pharmaceutical companies or others. We maintain product liability insurance coverage for claims arising from the use of our products in clinical trials. However, coverage is becoming increasingly expensive, and we may not be able to maintain or acquire insurance at a reasonable cost or in sufficient amounts to protect us against losses due to liability that could have a material adverse effect on our business, financial conditions and results of operations. We may not be able to obtain commercially reasonable product liability insurance for any product approved for marketing in the future and insurance coverage and our resources may not be sufficient to satisfy any liability resulting from product liability claims. A successful product liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition, results of operations and liquidity.

IF WE ARE UNABLE TO ATTRACT AND RETAIN THE KEY PERSONNEL ON WHOM OUR SUCCESS DEPENDS, OUR PRODUCT DEVELOPMENT, MARKETING AND COMMERCIALIZATION PLANS COULD SUFFER.

         We are highly dependent on the principal members of our management and scientific staff. The loss of services of any of these personnel could impede the achievement of our development objectives. Furthermore, recruiting and retaining qualified scientific personnel to perform research and development work in the future will also be critical to our success. We may not be able to attract and retain personnel on acceptable terms given the competition between pharmaceutical and healthcare companies, universities and non-profit research institutions for experienced scientists. In addition, we rely on consultants to assist us in formulating our research and development strategy. All of our consultants are employed outside of us and may have commitments to or consulting or advisory contracts with other entities that may limit their availability to us.

OUR OPERATIONS INVOLVE A RISK OF INJURY OR DAMAGE FROM HAZARDOUS MATERIALS, AND IF AN ACCIDENT WERE TO OCCUR, WE COULD BE SUBJECT TO COSTLY AND DAMAGING LIABILITY CLAIMS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Our research and development activities involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for handling and disposing of hazardous materials comply with the standards prescribed by state and federal regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for any damages or fines that result. Such liability could have a material adverse effect on our business, financial condition, results of operations and liquidity.

                         RISKS RELATED TO THIS OFFERING

THE COMMON STOCK BEING OFFERED BY THIS PROSPECTUS RANKS JUNIOR TO OUR OUTSTANDING SHARES OF PREFERRED STOCK.

         In addition to our authorized but unissued shares of preferred stock, we have outstanding 1,101.83 shares of Series G and 3,308.87 shares of Series H Convertible Preferred Stock. In the event of a liquidation, dissolution or winding-up of our company, the holders of these shares of preferred stock will have the right to receive distributions of our assets prior to distributions to the holders of our common stock. This right could adversely affect the voting power of common stockholders; make it more difficult for a third party to gain control of us; discourage bids for our common stock at a premium; or otherwise adversely affect the market price of the common stock.

THE CONVERSION OF OUR SERIES G AND SERIES H PREFERRED STOCK MAY ADVERSELY AFFECT OUR STOCKHOLDERS.

         The exact number of shares of common stock issuable upon conversion of our Series G and Series H Preferred Stock will vary inversely with the market price of the common stock. The holders of common stock may be materially diluted by conversion of the Series G and Series H Preferred Stock depending on the future market price of the common stock. The conversion price of the Series G and Series H Preferred Stock depends on the average price of the common stock on the American Stock Exchange for the twenty (20) business days immediately preceding the conversion. On June 1, 2003, the conversion price was $4.54. If this price were used to determine the number of shares of common stock issuable upon conversion of the Series G and Series H Preferred Stock, we would issue a total of approximately 9,715,198 shares of common stock if all shares of the Series G and Series H Preferred Stock were converted on such date. To the extent the average price of the common stock during the 20 business days immediately preceding any date on which shares of the Series G and Series H Preferred Stock are converted is higher or lower than $4.54, we would issue more or fewer shares of common stock than reflected in this estimate, and this difference could be material.

         The number of shares of common stock to be issued upon conversion of the Series G and Series H Preferred Stock will also depend on the number of shares of Series G and Series H Preferred Stock issued as dividends on the Series G and Series H Preferred Stock.

THERE MAY BE RISKS RELATED TO HAVING USED ARTHUR ANDERSEN AS OUR INDEPENDENT AUDITOR.

         Until May 30, 2002, Arthur Andersen, LLP served as our independent auditors. Arthur Andersen is not able to consent to the use of its report on the 2001 and earlier financial statements and will not be in a position to perform any post-audit review procedures. Should an event have occurred between the date of Arthur Andersen's report and the date of this prospectus that could serve to make inaccurate the statement in Arthur Andersen's report that our financial statements present fairly, in all material respects, the financial position, results of operations and cash flows for the periods covered by such financial statements, in conformity with accounting principles generally accepted in the United States, an investor might be precluded from bringing a claim against Arthur Andersen.

FUTURE SALES BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

         As of June 1, 2003, 35,910,841 shares of our common stock, 1,101.83 shares of Series G Preferred Stock and 3,308.87 shares of Series H Preferred Stock were issued and outstanding. In addition, options to purchase 5,519,404 shares of common stock and warrants to purchase 1,193,636 shares of common stock were outstanding. The sale of common stock issued upon the exercise of stock options, the exercise of warrants, and the conversion of Series G and Series H Preferred Stock, as well as future sales of common stock by us or by existing stockholders, or the perception that sales could occur, could adversely affect the market price of the common stock.

FUTURE SALES OF COMMON STOCK MAY DILUTE OUR STOCKHOLDERS.

         We may sell the common stock covered by this prospectus in one or more transactions at prices and in a manner we determine from time to time. If we sell the common stock in more than one transaction, stockholders who purchase stock covered by this prospectus may be materially diluted by subsequent sales that are also covered by this prospectus. In addition, we may sell common stock from time to time in the future in transactions not covered by this prospectus. Such sales may also result in material dilution to our stockholders.

THE PRICE OF OUR COMMON STOCK IS VOLATILE AND THE MARKET VALUE OF YOUR INVESTMENT MAY DECREASE.

         The market prices for securities of biotechnology and pharmaceutical companies, including ours, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in our operating results, announcement of technological innovations or new therapeutic products by us or others, clinical trial results, developments concerning agreements with collaborators, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of drugs developed by us or others, future sales of substantial amounts of common stock by existing stockholders and general market conditions can have an adverse effect on the market price of the common stock. The realization of any of the risks described in these "Risk Factors" could have a dramatic and adverse impact on the market price of the common stock.

ANTI-TAKEOVER PROVISIONS COULD MAKE A THIRD-PARTY ACQUISITION OF US, WHICH MAY BE BENEFICIAL TO OUR STOCKHOLDERS, MORE DIFFICULT.

         Our Certificate of Incorporation provides for staggered terms for the members of the Board of Directors and includes a provision (the "Fair Price Provision") that requires the approval of the holders of 80 percent of our voting stock as a condition to a merger or certain other business transactions with, or proposed by, a holder of 10 percent or more of our voting stock, except in cases where certain directors approve the transaction or certain minimum price criteria and other procedural requirements are met. We have entered into a Stockholders' Rights Agreement pursuant to which each holder of a share of common stock is granted a Right to purchase our Series F Preferred Stock under certain circumstances if a person or group acquires or commences a tender offer for 20 percent of our outstanding common stock. We have also adopted a Change in Control Severance Benefits Plan which provides for severance benefits to employees upon certain events of termination of employment after or in connection with a change in control as defined in the Plan. In addition, the Board of Directors has the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, Preferred Stock. The staggered board terms, Fair Price Provision, Stockholders' Rights Agreement, Change in Control Severance Benefits Plan, Preferred Stock provision and other provisions of our charter and Delaware corporate law may discourage certain types of transactions involving an actual or potential change in control.

                           FORWARD-LOOKING STATEMENTS

         Statements in this prospectus that are not statements or descriptions of historical facts are "forward-looking" statements under Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 and are subject to numerous risks and uncertainties. These forward-looking statements and other forward-looking statements made by us or our representatives are based on a number of assumptions. The words "believe," "expect," "anticipate," "intend," "estimate" or other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements as they involve risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, including those set forth above under Risk Factors and elsewhere in this prospectus. The forward-looking statements represent our judgment and expectations as of the date of this prospectus. We assume no obligation to update any such forward-looking statements.

                                 USE OF PROCEEDS

         Each time we issue our common stock, we will provide a prospectus supplement that will contain information about how we intend to use the net proceeds from each offering.

         Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our common stock for working capital and general corporate purposes.

                              PLAN OF DISTRIBUTION

         We may sell the common stock covered by this prospectus in one or more transactions, including block transactions, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. We may sell the common stock to underwriters for public offering, directly to investors, through agents designated from time to time, or by such other means as may be specified in the supplement to this prospectus. If we sell shares of the common stock to a broker-dealer acting as principal, the broker-dealer may then resell such shares of common stock to the public at varying prices to be determined by the broker-dealer at the time of resale.

         Participating agents or broker-dealers in the distribution of any of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any discount or commission received by any underwriter and any participating agents or broker-dealers, and any profit on the resale of shares of common stock purchased by any of them may be deemed to be underwriting discounts or commissions under the Securities Act.

         To the extent required, the number of shares of common stock to be sold, information relating to the underwriters, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to such underwriters, agents or broker-dealers with respect to a particular offering will be set forth in a supplement to this prospectus.

                                 DIVIDEND POLICY

         We have not paid any dividends since our inception and do not anticipate paying any dividends in the foreseeable future.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock being offered hereby has been passed upon by Smith, Stratton, Wise, Heher & Brennan, LLP, Princeton, New Jersey. A member of Smith, Stratton, Wise, Heher & Brennan, LLP owns 13,250 shares of our common stock.

                                     EXPERTS

         Our financial statements as of December 31, 2002, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         This prospectus is a part of a registration statement on Form S-3, which we filed with the Securities and Exchange Commission ("SEC") under the Securities Act. It omits some of the information set forth in the registration statement. You can find additional information about us in the registration statement. Copies of the registration statement are on file at the offices of the SEC. You may obtain them by paying the prescribed fee, or you may examine them without charge at the SEC's public reference facilities described below.

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as required by the Exchange Act, we file reports, proxy statements and other information with the SEC. You may inspect these reports, proxy statements and other information without charge and copy them at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The information we file with the SEC is also available through the SEC's Web Site (http://www.sec.gov) and our Web Site (http://www.alteon.com).

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which we have filed with the SEC, are incorporated herein by reference:

         (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

         (b) Our Current Reports on Form 8-K, filed January 3, 2003 and March 27, 2003.

         (c) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

         (d) Our proxy statement for our Annual Meeting of Stockholders held on June 4, 2003.

         (e) The description of our common stock, $.01 par value, which is contained in our Registration Statement on Form 8-A, filed November 1, 1991, including any amendments or reports filed for the purpose of updating such description.

         (f) The description of our Rights to Purchase Series F Preferred Stock, which is contained in our Registration Statement on Form 8-A, filed August 4, 1995, including any amendments or reports filed for the purpose of updating such description.

         All documents, which we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to termination of the offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         This prospectus incorporates documents by reference which are not presented herein or delivered herewith. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be a part of this prospectus, other than exhibits to the documents unless such exhibits are specifically incorporated by reference in the documents. These documents are available upon request from Elizabeth A. O'Dell, Vice President, Finance, Alteon Inc., 170 Williams Drive, Ramsey, New Jersey 07446, (201) 934-5000.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth an itemized estimate (other than the SEC registration fee which is the actual, not estimated, fee) of fees and expenses payable by the registrant in connection with the offering described in this registration statement.

SEC registration fee .....................................................     $  8,090
Legal fees and expenses ..................................................        5,000 (1)
Accounting fees ..........................................................        5,000 (1)
Miscellaneous expenses ...................................................        3,500 (1)
                                                                               --------
      Total ..............................................................     $ 21,090
                                                                               ========

         (1) Does not include expenses relating to offerings of particular securities. Each prospectus supplement will reflect the estimated expenses related to the offering of securities covered by such prospectus supplement.

         All expenses of registration incurred in connection herewith are being borne by Alteon.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the scope of indemnification extends to directors, officers, employees, or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Article IX of the registrant's bylaws specifies that the registrant shall indemnify its directors and officers to the full extent permitted by the General Corporation Law of Delaware. This provision of the bylaws is deemed to be a contract between the registrant and each director and officer who serves in such capacity at any time while such provision and the relevant provisions of the General Corporation Law of Delaware are in effect, and any repeal or modification thereof shall not offset any rights or obligations then existing with respect to any state of facts then or theretofore existing or in any action, suit or proceeding theretofore or thereafter brought or threatened in whole or in part upon any such state of facts.

         Section 102(b)(7) of the Delaware General Corporation Law enables a corporation in its certificate of incorporation to limit the personal liability of members of its board of directors for violation of a director's fiduciary duty of care. This Section does not, however, limit the liability of a director for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, or from any transaction in which the director derived an improper personal benefit. This Section also will have no effect on claims arising under the federal securities laws. The registrant's certificate of incorporation limits the liability of its directors as authorized by Section 102(b)(7).

         The registrant currently carries liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the registrant (or any subsidiary thereof) due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law. The liability limit, however, shall be reduced by amounts incurred for legal defense, which amounts are to be applied against the retention amount. The insurance policy also provides for the advancement of reasonable fees, costs and expenses including attorneys' fees under certain circumstances, incurred by directors and officers in investigating, adjusting, defending and appealing any claim, subject to repayment by such director or officer if it is ultimately determined that such insureds are not entitled under the terms of the policy to payment of such loss.

         The insurance policy will not provide coverage to the directors and officers to the extent that the registrant has indemnified the directors or officers. The policy provides for the reimbursement of the registrant to the extent the registrant has indemnified the directors and officers pursuant to law, contract or the certificate of incorporation or bylaws of the registrant. Moreover, the policy does not provide coverage for any claim: (i) based upon, or arising from, personal injury, slander, defamation or a similar matter, (ii) based upon, or arising from the director or officer gaining, in fact, a personal profit or advantage to which he or she was not legally entitled, (iii) based upon, or arising from, any deliberately dishonest, malicious or fraudulent act or omission or any willful violation of law by any Insured if a judgment or other final adjudication adverse to the Insured established such an act, omission or willful violation, (iv) brought or maintained by or on behalf of the Insured Organization or any Insured Person, in any capacity, subject to certain exceptions, including those related to stockholders' derivative actions, set forth in the policy, (v) based upon, or arising from, environmental claims and violations, (vi) based upon, or arising from, a violation of the Employee Retirement Income Security Act of 1974, as amended, and (vii) arising from a loss insured by any other valid or collectible insurance, except as such loss may exceed the policy amount or other limitations of such other insurance.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 16.          EXHIBITS.

         The exhibits required to be filed are listed on the "Exhibit Index" attached hereto, which is incorporated herein by reference.

ITEM 17.          UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Ramsey, State of New Jersey, on June 12, 2003.

                                       ALTEON INC.

                                       By: /s/ Kenneth I. Moch
                                           -------------------------------------
                                           Kenneth I. Moch
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth I. Moch and Elizabeth A. O'Dell, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                                          Title                                   Date
           ---------                                          -----                                   ----
/s/ Kenneth I. Moch                              Chairman of the Board, President                 June 12, 2003
-------------------                              and Chief Executive Officer
Kenneth I. Moch                                  (principal executive officer)

/s/ Elizabeth A. O'Dell                          Vice President, Finance                          June 12, 2003
-----------------------                          Treasurer and Secretary
Elizabeth A. O'Dell                              (principal accounting officer)

/s/ Edwin D. Bransome, Jr., M.D.                 Director                                         June 12, 2003
--------------------------------
Edwin D. Bransome, Jr., M.D.

/s/ Marilyn Breslow                              Director                                         June 12, 2003
-------------------
Marilyn Breslow

/s/ Alan J. Dalby                                Director                                         June 12, 2003
-----------------
Alan J. Dalby

/s/ David McCurdy                                Director                                         June 12, 2003
-----------------
David McCurdy

/s/ Thomas A. Moore                              Director                                         June 12, 2003
-------------------
Thomas A. Moore

/s/ George M. Naimark, Ph.D.                     Director                                         June 12, 2003
----------------------------
George M. Naimark, Ph.D.

/s/ Mark Novitch, M.D.                           Director                                         June 12, 2003
---------------------
Mark Novitch, M.D.

                                  EXHIBIT INDEX

Exhibit
   No.                                                       Description of Exhibit
-------                                                      ----------------------
 4.1              Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company's Report on Form
                  10-Q filed on November 10, 1999, S.E.C. file Number 000-19529.)

 4.2              Certificate of the Voting Powers, Designations, Preference and Relative Participating, Optional and Other Special
                  Qualifications, Limitations or Restrictions of Series F Preferred Stock of the Company. (Incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, S.E.C. File
                  Number 001-16043.)

 4.3              Certificate of Retirement of Stock of Alteon Inc. dated September 10, 1999. (Incorporated by reference to Exhibit
                  3.1 to the Company's Report on Form 10-Q filed on November 10, 1999, S.E.C. File Number 000-19529.)

 4.4              Certificate of Designations of Series G Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, S.E. C. File Number 000-19529.)

 4.5              Certificate of Amendment of Certificate of Designations of Series G Preferred Stock of Alteon Inc. (Incorporated
                  by reference to Exhibit 3.4 of the Company's Report on Form 10-Q filed on August 14, 1998, S.E. C. File Number
                  000-19529.)

 4.6              Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to Exhibit 3.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997, S.E. C. File Number 000-19529.).

 4.7              Amended Certificate of Designations of Series H Preferred Stock of Alteon Inc. (Incorporated by reference to
                  Exhibit 3.6 to the Company's Report on Form 10-Q filed on August 14, 1998, S.E. C. File Number 000-19529.)

 4.8              Certificate of Retirement of Stock of Alteon Inc. dated November 20, 2000. (Incorporated by reference to Exhibit
                  3.8 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000, S.E. C. File Number
                  001-16043.)

 4.9              Certificate of Amendment to Restated Certificate of Incorporation of Alteon Inc. dated June 7, 2001. (Incorporated by reference to Exhibit 3.8 to the Company's Report on Form 10-Q filed on August 14, 2001, S.E.C. File Number
                  001-16043.)

 4.10             Stockholders' Rights Agreement dated as of July 27, 1995, between Alteon Inc. and Registrar and Transfer Company, as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the
                  year ended December 31, 2000, S.E. C. File Number 001-16043.)

 4.11             Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights
                  Agent. (Incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K filed on May 9, 1997,
                  S.E. C. File Number 000-19529.)

 4.12             Amendment to Stockholders' Rights Agreement between Alteon Inc. and Registrar and Transfer Company, as Rights
                  Agent. (Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on December 10,
                  1997, S.E.C. File Number 000-19529.)

  4.13            Notice of Appointment, dated August 29, 2002, of The American Stock Transfer & Trust Company as successor Rights
                  Agent, pursuant to Stockholders' Rights Agreement dated as of July 27, 1995. (Incorporated by reference to Exhibit
                  4.4 of the Company's Report on Form 10-Q filed on November 13, 2002, S.E.C. File Number 001-16043.)

  4.14            Bylaws, as amended. (Incorporated by reference to Exhibit 3.10 to the Company's Annual Report on Form 10-K for the
                  year ended December 31, 2002, S.E. C. File Number 001-16043.)

  5.1             Opinion of Smith, Stratton, Wise, Heher & Brennan, LLP.

 23.1             Consent of KPMG LLP, independent public accountants.

 23.2             Consent of Smith, Stratton, Wise, Heher & Brennan, LLP. (Contained in Exhibit 5.1.)

 24.1             Power of Attorney. (See "Power of Attorney" on signature page.)